Exhibit 32.1
CERTIFICATION

I, Kelly T. Hickel, Chief Executive Officer and Principal Accounting Officer of TheraBiogen, Inc. (the "Company") certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Seection 1350, that:

(1)    The Quarterly Report on Form 10-Q/A of the Company for the quarterly period ended May 31, 2010 (“the Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 16, 2011	By:	/s/ Kelly T. Hickel
Kelly T. Hickel Chief Executive Officer Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.